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                                                                     Exhibit 5.1

                                  Stevens & Lee
                              Lawyers & Consultants
                              111 North 6th Street
                                  P.O. Box 679
                             Reading, PA 19603-0679
                        (610) 478-2000 Fax (610) 376-5610
                               www.stevenslee.com

                                November 30, 2004

Board of Directors
Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, Pennsylvania  19610

Re:   Direct Stock Purchase and Dividend Reinvestment Plan
      Sovereign Bancorp, Inc.

Ladies and Gentlemen:

      In connection with proposed issuance of up to 5,000,000 shares of common stock, no par value (the "Common Stock"), by Sovereign Bancorp, Inc. (the "Company") pursuant to the Company's Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan"), covered by the Company's Registration Statement on Form S-3 filed on or about this date (the "Registration Statement"), we, as counsel to the Company, have reviewed:

      (1) the Pennsylvania Business Corporation of 1988, as amended;

      (2) the Company's articles of incorporation;

      (3) the Company's bylaws;

      (4) the Plan;

      (5) the Registration Statement;

      (6) a copy of a form of Common Stock certificate; and

      (7) resolutions adopted by the Company's Board of Directors on November 17, 2004, authorizing the issuance of such securities.

      Based upon such review of the foregoing, it is our opinion that the Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Registration Statement, will be legally issued by the Company, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "LEGAL MATTERS" in the related Prospectus. In giving this consent, however, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ STEVENS & LEE
                                           ----------------------
                                           STEVENS & LEE